EXHIBIT 10.1

AMENDATORY AGREEMENT

AMENDATORY AGREEMENT dated as of March 28, 2008, by and between NATIONAL PENN BANK, a national banking association ("Employer"); and DONALD P. WORTHINGTON ("Employee").

BACKGROUND

1.           Employee is presently employed as an executive officer of Employer, pursuant to an employment agreement with Employer dated September 24, 2002 (the “Employment Agreement”).

2.           Employer and Employee desire to amend Section 8 of the Employment Agreement to extend the term of the Employment Agreement by one year.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, and each intending to be legally bound, Employer and Employee agree as follows:

1.           Background.  The matters set forth in the "Background" section of this Amendatory Agreement are incorporated by reference herein.

2.           Amendment to Term of Agreement Provision.  Section 8 of the Employment Agreement is hereby amended to read in its entirety as follows:

“8.  If the Employment Agreement referenced in Paragraph 1 of this
Agreement, as amended and supplemented by this Agreement, is not terminated on or before March 24, 2009, then, on such date, the term of this Agreement shall be automatically extended by adding one year to the term so that the term shall then end on March 24, 2010.”

3.           Ratification.  As amended hereby, the Employment Agreement is hereby ratified, confirmed and approved.

4.           Governing Law.  This Amendatory Agreement shall be governed by and construed in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

IN WITNESS WHEREOF, the parties hereto have executed this Amendatory Agreement as of the date first above written.

NATIONAL PENN BANK

Attest:	_______________________	By:	_____________________
	Name:	Name:	Glenn E. Moyer
	Title:	Title:	Chairman

Witness:	_______________	_______________________
Donald P. Worthington

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